EXHIBIT 10.38

                       PURCHASE AND DISTRIBUTION AGREEMENT

         THIS PURCHASE AND DISTRIBUTION AGREEMENT ("Agreement") is effective as of December 1, 1997 (the "Effective Date"), notwithstanding the actual date of execution, by and between FIRST RECOVERY, a division of ECOGARD, INC., a Delaware corporation, with offices located at 3499 Blazer Parkway, Lexington, Kentucky, 40509 (hereinafter Ecogard, Inc., including its First Recovery division, is referred to as "First Recovery"), and SYSTEMONE TECHNOLOGIES INC. (hereinafter referred to as "SystemOne"), a wholly owned subsidiary of MANSUR INDUSTRIES INC., a Florida corporation ("Mansur"), with offices located at 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122.

         WHEREAS, SystemOne has available for supply various models of washer units and brake washers marketed under the trademark SystemOne/registered trademark/, more particularly defined as the "Equipment" below;

         WHEREAS, First Recovery desires to purchase and distribute the Equipment in certain defined territories, and SystemOne desires to sell the Equipment to First Recovery for such sales and distribution;

         WHEREAS, First Recovery, Mansur and The Valvoline Company, a division of Ashland Inc. ("Valvoline"), a Kentucky corporation, previously entered into a Master Lease and Distribution Agreement effective as of August 1, 1996 ("Initial Agreement") and a Commission Sales Representation Agreement effective as of January 14, 1997 (the "Second Agreement") for the purpose of evaluating the market for and performance of the Equipment and First Recovery's ability to market and distribute the Equipment; and

         WHEREAS, the Initial Agreement expired in accordance with its terms, the Second Agreement will expire in accordance with its terms on January 14, 1998, and the parties wish to terminate and supersede the Second Agreement as of the Effective Date hereof, in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements and conditions hereinafter set forth and the mutual benefits to be derived therefrom, the sufficiency and adequacy of which are hereby acknowledged, First Recovery and SystemOne hereby agree as follows:

1. MINIMUM PURCHASE COMMITMENT; TERMS OF PURCHASES

         1.1 During the term of this Agreement which commences on the Effective Date and terminates on June 30, 1998 (the "Term"), First Recovery shall purchase from SystemOne the washer units and brake washers identified in EXHIBIT A to this Agreement, attached hereto and incorporated herein by reference (the "Equipment"), in the following quantities and upon the following terms:

              PERIOD                             MINIMUM EQUIPMENT PURCHASES
              ------                             ---------------------------

              12/01/97 through     400 parts washer units plus 200 brake washers
              12/31/97             payment net ninety (90) days

              01/01/98 through     600 parts washer units plus brake washers as
              03/31/98             ordered - payment net ninety (90) days

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         1.2 First Recovery shall purchase the Equipment from SystemOne by submitting written purchase orders to SystemOne, consistent with the quantities set forth in Section 1.1 hereof. SystemOne will accept such purchase orders and sell the Equipment to First Recovery. Each unit of Equipment purchased by First Recovery pursuant to Section 1.1 hereof shall be made available by SystemOne for pickup by First Recovery within five (5) business days of the date of SystemOne's receipt of First Recovery's purchase order F.O.B. SystemOne's manufacturing facility. With respect to purchase orders for Equipment in excess of the quantities set forth in Section 1.1 hereof, SystemOne may, at its option, determine to sell the equipment to the extent the Equipment is available, upon the following terms:

                  (A) SystemOne shall notify First Recovery by both fax and telephone when any order is available for pickup at SystemOne's facility (this notice shall hereafter be referred to as the "Availability Notice").

                  (B) Upon receipt of an Availability Notice, First Recovery shall arrange for shipping and/or transportation of the Equipment from SystemOne's facility and pay all shipping, insurance and related costs. Risk of loss and title to the Equipment shall pass to First Recovery upon pickup of the Equipment by, or on behalf of, or for the account of First Recovery at SystemOne's manufacturing facility.

                  (C) First Recovery shall use reasonable and good faith efforts to pick up or cause the pick up of the Equipment that is the subject of an Availability Notice within ten (10) business days of receipt of the Availability Notice; provided, however, that Equipment required to be purchased by First Recovery during the period December 1, 1997 through December 31, 1997 as set forth in Section 1.1 hereof, shall be picked up by First Recovery on or before December 31, 1997. First Recovery will cause the Equipment to be shipped to a Service Center (as hereinafter defined).

                  (D) All Equipment purchased from SystemOne by First Recovery shall be factory filled with ProMax/registered trademark/ 2000 Solvent provided to SystemOne at no additional cost by First Recovery.

                  (E) At the request of First Recovery, SystemOne shall handle, deliver and install units of Equipment purchased by First Recovery from SystemOne which have been sold or leased by First Recovery or required under First Recovery's "free trial program" within the First Recovery Territory. First Recovery agrees that it shall, from time to time, advise SystemOne of its free trial program Equipment requirements. As described in
                  Section 1.3 below, a portion of the per unit handling fee to be paid by First Recovery set forth on EXHIBIT A hereto represents the cost of handling, delivering and installing such Equipment (the "Handling Fee"). As set forth on EXHIBIT A, the Handling Fee shall be adjusted based on the monthly volume of Equipment handled, delivered and installed by SystemOne.

         1.3 During the Term, for each unit of Equipment purchased by First Recovery, First Recovery shall pay to SystemOne the Purchase Price as set forth on EXHIBIT A, which includes payment for (i) the purchase of the unit of Equipment; (ii) the labor involved in the initial factory fill of the Equipment with ProMax 2000 Solvent provided by First Recovery as set forth in Section 1.2(d); (iii) the handling, delivery and installation of Equipment, as set forth in Section 1.2(e); and (iv) warranty services for a period of five (5) years with respect to Equipment purchased during the term of this Agreement in accordance with SystemOne's standard warranty policy as set forth in EXHIBIT B, attached hereto and incorporated herein by reference. First Recovery shall pay SystemOne the Purchase Price for Equipment purchased within ninety (90) days of the date of SystemOne's invoice.


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2. TERM/TERMINATION

         This Agreement shall terminate on June 30, 1998. Additionally, either party shall have the right to terminate this Agreement (i) five (5) days after any default in payment by the other party; (ii) at any time by giving thirty (30) days prior written notice to the other party if the other party has breached any of its material duties or obligations under this Agreement, other than a default in payment, provided that the non-defaulting party has requested the other in writing to immediately commence curing the default or breach and to either complete curing the same within twenty (20) business days or to pursue with due diligence the prompt curing of same if it cannot be cured within twenty (20) business days, and, if the same is not then cured, then the non-defaulting party may, without prejudice to any other right or remedy it may have, terminate this Agreement; or (iii) immediately by either party if the other party is finally adjudicated to be insolvent or bankrupt or a trustee or receiver in bankruptcy has been appointed for such party and not discharged within sixty (60) days.

3. TITLE, RISK OF LOSS

         Title and risk of loss to each unit of the Equipment purchased by First Recovery shall pass to First Recovery upon loading of the Equipment on First Recovery's designated transportation vehicle at SystemOne's manufacturing facility, as set forth in Section 1.2(b) and as provided in Section 1.2(c). As more fully set forth in Section 7.1 hereof, SystemOne shall maintain insurance coverage on, among other things, the Equipment owned by First Recovery which is to be handled, delivered and installed by SystemOne naming First Recovery as an additional insured and loss payee.

4. TERRITORY

         4.1 Except as otherwise specifically provided herein, during the Term of this Agreement, (i) First Recovery shall have exclusive rights to purchase from SystemOne and market and distribute through sale or lease the Equipment only in the counties in which the cities identified in EXHIBIT C, attached hereto and incorporated herein by reference, are located (the "First Recovery Territory") and to National Account Customers (as hereinafter defined). First Recovery shall not market and/or distribute, through sale, lease or otherwise, the Equipment to non-National Account Customers outside the First Recovery Territory.

         4.2 In marketing and distributing the Equipment in the First Recovery Territory and to any National Account Customer First Recovery shall have the right to use third parties or agents that it, or its affiliate, The Valvoline Company, a division of Ashland Inc. ("Valvoline"), currently has a distribution or agency business relationship with to assist in the sales, marketing and distribution of the Equipment in accordance with the requirements of this Agreement, including but not limited to subdistributors. First Recovery shall not use any third parties or agents in connection with the sale, marketing and distribution of the Equipment that it or Valvoline does not have a distribution or agency relationship as of the date hereof without the prior written consent of SystemOne, which consent shall not be unreasonably withheld, conditioned or delayed.

         4.3 With regard to the State of Florida ("Florida Territory"), during the Term SystemOne agrees that First Recovery may solicit trial placements of Equipment on behalf of SystemOne as a commissioned sales agent only, pursuant to which SystemOne will pay First Recovery a commission equal to ten percent (10%) of all completed sales or leases of Equipment with SystemOne customers with whom First Recovery solicited trial placements. Such solicitations by First Recovery shall be in accordance with procedures developed by and acceptable to SystemOne. Commission amounts due to First Recovery pursuant to this paragraph shall be paid


Mansur Purchase and Distribution    -Page 3
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         to First Recovery within sixty (60) days of the close of such sale or lease. First Recovery shall also have the right to transfer any Equipment purchased from SystemOne to Valvoline for use in its equipment loan program, provided that the total number of units of Equipment used by Valvoline in this manner in the Florida Territory during the Term shall not exceed three hundred (300) units. First Recovery shall have no power to bind SystemOne in any contractual relationship, assume any obligations, or make any warranties or representations on behalf of SystemOne; all proposals, pricing arrangements and all other aspects of any Equipment trial usage, sales or leases shall be made solely by SystemOne. Notwithstanding the foregoing, SystemOne shall have total freedom to sell, market, promote, and distribute the Equipment in the Florida Territory and First Recovery shall have no rights whatsoever with regard to the Florida Territory.

         4.4 With respect to national customers, which means any customer that operates in more than one state and in more than fifteen (15) locations ("National Account Customers"), First Recovery may, during the Term hereof, on an exclusive basis, sell, market and distribute the Equipment, in accordance with the terms of this Agreement, provided that, prior to any sale of Equipment to any National Account Customer location located outside a one hundred twenty (120) mile radius from the nearest Service Center, the parties will mutually agree on the method of providing service center support for any Equipment acquired by such National Account Customer location. The foregoing shall not be deemed to require SystemOne to open or maintain any Service Center except as expressly provided herein.

         4.5 First Recovery shall use reasonable efforts (utilizing its and Valvoline's marketing, distribution and management systems) to develop, promote and expand the market for, and sell the Equipment throughout the First Recovery Territory. Subject to the terms of this Agreement, including Section 9, First Recovery shall assume sole responsibility for all dealings between it and its customers or prospective customers, including all credit risks and risks regarding collection of receivables with respect to Equipment sold or leased by it to third parties, and for matters relating to the supply and composition of the ProMax 2000 solvent.

5. INSTALLATION, SERVICE AND MAINTENANCE OF EQUIPMENT

         5.1 SystemOne plans to establish service centers and employ service technicians to install and service such Equipment (each, a "Service Center") in accordance with the schedule set forth in EXHIBIT D attached hereto and incorporated herein by reference. It is intended that at least one Service Center shall be located in a centralized location in each of the cities identified in EXHIBIT C so as to provide convenient and prompt service to Equipment owners or users. The Service Centers are intended to provide the following services: (i) install trial units of Equipment purchased by First Recovery for installation at First Recovery customer locations for evaluation of future purchase or lease of the Equipment; (ii) install Equipment purchased by First Recovery at First Recovery customer locations as reasonably requested by First Recovery; (iii) provide basic training to First Recovery purchasers/lessees of the Equipment on the proper care and use of the Equipment upon installation; (iv) perform standard warranty and maintenance service and repairs; and (v) provide temporary storage of the Equipment as set forth in Section 1.2(e).

6. PATENT/TRADEMARKS

         6.1 SystemOne represents, warrants and covenants to First Recovery that, to its knowledge, the patents with respect to the Equipment are valid and current, and that it has received no notice, and is not aware, that the patents and related intellectual property infringe upon any rights of any third party. SystemOne shall defend, indemnify and hold harmless First Recovery, its parent, subsidiaries and affiliate corporations, and its and their officers, directors, employees and agents,


Mansur Purchase and Distribution    -Page 4
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         from and against any and all claims, liabilities, suits, proceedings, judgments, order, fines, penalties, damages, losses, costs and expenses, including reasonable attorneys' fees which it or they may hereafter incur, become responsible for or pay out as a result of circumstances which relate to the design of, patentability of, patent on, or intellectual property related to the Equipment.

         6.2 Subject to the terms hereof and solely in connection with the performance of First Recovery's obligations under this Agreement, SystemOne grants to First Recovery, a revocable nonexclusive license ("Revocable License") to use the trademarks, trade names, trade dress and other designations of source or quality of SystemOne as identified on EXHIBIT E, attached hereto and incorporated herein by reference. Such Revocable License shall be strictly limited to First Recovery's activities in marketing and distributing the Equipment, either by sale or lease to its customers, and shall survive termination or expiration of this Agreement only to the extent that First Recovery is continuing to market and distribute Equipment purchased during the Term. First Recovery acknowledges that nothing in this Agreement gives it any right, title or interest in the technology, copyrights, trade secrets, patents, trademarks, tradenames, trade dress and other property rights related to the Equipment and designations of source of quality, other than the Revocable License set forth in this Section 6.2. SystemOne shall have the right to approve, prior to use by First Recovery, of all marketing, advertising and other related materials prepared by or for use by First Recovery. Additionally, any marketing or other material prepared by or for use by First Recovery utilizing the name "SystemOne" shall bear an appropriate mark indicating that SystemOne is a registered trademark of Mansur.

         6.3 First Recovery shall not alter in any way the appearance of any of the units of Equipment and shall not remove, deface, alter or cover the SystemOne identification thereon, except that First Recovery can affix decals or other First Recovery information to the unit previously approved in writing by SystemOne.

         6.4 During the Term, First Recovery, including its affiliates, employees, officers, contractors, or agents, agrees (i) not to decompile and/or reverse engineer the Equipment or any component thereof, (ii) not to directly or indirectly apply for or attempt to acquire any rights, patents or copyrights relating to the Equipment or any component thereof; and (iii) that none of them has any rights or interest with respect to the technology, copyrights, trade secrets and patents and other property rights relating to the Equipment, including all materials, combinations, processes, equipment, design concepts, documents, data and information incorporating, based upon, or derived from the foregoing.

7. INSURANCE

         7.1 Without limiting, negating or reducing SystemOne's undertaking to indemnify, defend and hold harmless First Recovery as set forth in
         Section 9 of this Agreement, during the Term, SystemOne shall obtain and continue in full force and effect throughout the term of this Agreement the following insurance coverage:

/bullet/    Worker's Compensation                      Statutory
/bullet/    Employer's Liability                       $5,000,000 per occurrence
/bullet/    Public Liability                           $5,000,000 per occurrence
/bullet/    Contractual Liability                      $5,000,000 per occurrence
/bullet/    General Liability, including               $5,000,000 per occurrence
              products liability and completed
              operations


Mansur Purchase and Distribution    -Page 5
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                  The required insurance coverage shall be maintained with
         insurance companies qualified to provide coverage where business in conducted pursuant to this Agreement. SystemOne shall provide First Recovery with thirty (30) days prior written notice of any change, modification or termination in or of the above insurance coverage. Upon request, SystemOne shall provide First Recovery with an insurance certificate evidencing the required coverage and naming First Recovery as an additional insured. In addition to the above, SystemOne shall maintain all risk property insurance coverage on the Equipment owned by First Recovery which is to be handled, delivered and installed by SystemOne pursuant to Section 1.2(e) hereof and shall provide First Recovery, upon request, with an insurance certificate evidencing such coverage and naming First Recovery as an additional insured and loss payee as their interests may appear.

                  Notwithstanding the foregoing, after SystemOne has obtained the required insurance coverages, should the insurance premiums for such or similar coverage be increased by more than one hundred percent (100%), SystemOne shall not be obligated to maintain such insurance, provided that SystemOne has complied with the notice provisions of this Section.

8. REPRESENTATIONS, WARRANTIES AND COVENANTS

         8.1 SystemOne represents, warrants and covenants to First Recovery, effective as of the date of this Agreement and again as of the date of each shipment of Equipment purchased by First Recovery as follows:

                  (A) SystemOne's parent, Mansur, owns valid and current patents for and other intellectual property related to the Equipment and, to its knowledge, such property rights do not infringe on the intellectual property rights of any third party;

                  (B) SystemOne is licensed to use and has the authority to license others to use the intellectual property associated with the Equipment;

                  (C) SystemOne believes that Mansur will be entitled to seek enforcement of its patent against infringers on that patent, including, but not limited to, enforcement against any third party manufacturing identical or similar equipment;

                  (D) that SystemOne has the requisite skills and facilities to fill requested orders for the Equipment in accordance with the terms of this Agreement;

                  (E) that the Equipment purchased by First Recovery is materially free from defects and will conform to SystemOne's written performance criteria as set forth in EXHIBIT F, attached hereto and incorporated herein by reference, and will be covered by the manufacturer's standard warranties set forth in EXHIBIT B, attached hereto and incorporated herein by reference;

                  (F) that the Equipment has received safety certification from Intertek Testing laboratories - ETL and C-ETL (Canada); and

                  (G) that SystemOne shall comply with all federal, state and local laws, rules and regulations that may now or hereafter be applicable to SystemOne's obligations under this Agreement in manufacturing the Equipment.

         8.2 First Recovery represents, warrants and covenants to SystemOne, effective as of the date of this Agreement and again as of the date of each purchase of Equipment from SystemOne as follows:


Mansur Purchase and Distribution    -Page 6
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                  (A) that First Recovery has the requisite skills, facilities and personnel to market, promote and sell the Equipment in accordance with the terms and requirements of this Agreement;

                  (B) that First Recovery is duly organized and validly existing under the laws of the State of Delaware, has all requisite power and authority to conduct its business as now and proposed to be conducted and to execute, deliver and perform it obligations under this Agreement; and that this Agreement has been duly authorized and when executed and delivered will represent a valid and binding obligation enforceable against First Recovery in accordance with its terms;

                  (C) that First Recovery shall comply with all applicable federal, state and local laws, rules and regulations of the United States of America and of any state or political subdivision thereof and of any other governmental unit or agency that may now or hereafter be applicable to First Recovery's obligations under this Agreement;

                  (D) that First Recovery shall notify SystemOne promptly upon becoming aware of any adverse information relating to the safety or effectiveness of the Equipment;

9. INDEMNIFICATION

         9.1 SystemOne shall indemnify, defend and hold harmless First Recovery, its parent, subsidiaries and affiliates, and its and their officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, suits, proceedings, judgments, orders, fines, penalties, damages, losses, costs, and expenses, including but not limited to reasonable attorney fees and other expenses of litigation, which it may hereafter incur, become responsible for or pay out as a result of death or bodily injuries to any person, destruction or damage to any property or contamination of or adverse effects on the environment, arising out of or resulting from SystemOne's patents on or other intellectual property related to the Equipment, any defect in the design of the Equipment, or the performance of or the maintenance of the Equipment, any negligent act or omission of SystemOne, or any breach of any provision of this Agreement by SystemOne, except to the extent that such claims, liabilities, suits, proceedings, judgments, orders, fines, penalties, damages, losses, costs and expenses are caused by or result from the fault or negligence of First Recovery. Additionally, SystemOne shall indemnify First Recovery for any uninsured losses incurred by First Recovery as a result of damage, theft or loss of Equipment resulting from the negligence, acts or omissions of the employees, agents and/or contractors of SystemOne in connection with its handling, delivery and installation of Equipment. For purposes of this Section, the term "First Recovery" shall include First Recovery's affiliates, officers, directors, shareholders, employees, invitees, agents and contractors.

         9.2 First Recovery shall indemnify, defend and hold harmless SystemOne, its parent, subsidiaries and affiliates, and its and their officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, suits, proceedings, judgments, orders, fines, penalties, damages, losses, costs, and expenses, including but not limited to reasonable attorney fees and other expenses of litigation, which it may hereafter incur, become responsible for or pay out as a result of any loss or damages it or they incur, death or bodily injuries to any person, destruction or any damage to any property or contamination of or adverse effect on the environment, arising out of or resulting from any negligent act or omission of First Recovery, or any breach of any provision of this Agreement by First Recovery, except to the extent that such claims, liabilities, suits, proceedings, judgments, orders, fines, penalties, damages, losses, costs and expenses are caused by or result from the fault or negligence of SystemOne. For purposes


Mansur Purchase and Distribution    -Page 7
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         of this Section, the term "SystemOne" shall include SystemOne's affiliates, officers, directors, shareholders, employees, invitees, agents and contractors.

10. INDEPENDENT CONTRACTOR

         Except for First Recovery's activities as a commissioned sales agent in the Florida Territory, the parties acknowledge and agree that the relationship hereby established between SystemOne and First Recovery is solely that of buyer and seller and that each party is and shall remain an independent contractor engaged in the operation of its own respective business and in the performance of its obligations under this Agreement. The provisions of this Agreement shall not be construed as authorizing or reserving to either party any right to exercise any control or direction over the operations, activities, employees and agents of the other in connection with this Agreement, it being understood and agreed that the entire control and direction of such operations, activities, employees and agents shall remain with such party. Neither party to this Agreement shall have the authority to employ any person as agent or employee for or on behalf of the other party to this Agreement for any purpose, and neither party to this Agreement, nor any person performing any duties under or engaging in any work at the request of such party, shall be deemed to be an employee or agent of the other party to this Agreement. Neither party has any authority to enter into any contract, assume any obligations, or make any warranties or representations on behalf of the other party. Nothing in this Agreement shall be construed to establish a partnership or joint venture relationship between the parties.

11. FORCE MAJEURE

         The performance or observance by either party of any obligations of such party under this Agreement, other than payment obligations, may be suspended by it, in whole or in part, in the event of any of the following that prevents such performance or observance: Act of God, war, riot, fire, explosion, accident, flood, sabotage, strike, lockout, injunction, inability to obtain fuel, power, raw materials, labor, containers or transportation facilities, breakage or failure of machinery or apparatus, national defense requirements, or any other cause (whether similar or dissimilar) beyond the reasonable control of such party; provided, however, that the party so prevented from complying with its obligations hereunder shall immediately notify in writing the other party thereof (stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect) and such party so prevented shall exercise diligence in an endeavor to remove or overcome the cause of such inability to comply. The suspension of performance shall be of no greater scope nor longer duration than is required, and in no event longer than sixty (60) days.

12. ASSIGNMENT

         This Agreement shall not be assigned nor can the performance of any duties be delegated by any party without the prior written consent of the other party, except that First Recovery may effect an assignment of this Agreement to a parent, subsidiary or affiliate corporation upon prior written notice to SystemOne, provided that the assignor's financial strength is equal to or greater than that of First Recovery's.

13. CHOICE OF LAW

         This Agreement, including matters of construction, validity and performance, shall be governed and construed in accordance with the laws of the State of New York without giving effect to its choice of law rules.


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14. MISCELLANEOUS

         14.1 This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement; and all prior agreements, negotiations, dealings and understandings, whether written or oral, including the Initial Agreement and the Second Agreement, regarding the subject matter hereof, are superseded by this Agreement. Additionally, any terms and/or conditions contained in any purchase order, oral or written, or in SystemOne's standard warranty policy, a copy of which is set forth as Exhibit B attached hereto, inconsistent with any terms and/or conditions set forth herein shall be of no force and effect unless consented to in writing by the party to be charged.

         14.2 No conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of any forms containing terms or conditions at variances with or in addition to those set forth in this Agreement.

         14.3 No waiver by either party with respect to any breach or default or of any right to remedy and no course of dealing or performance shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound.

         14.4 Section headings as to the contents of particular sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

         14.5 In the event any term or provision of this Agreement, or any portion thereof, or any application of any term or provision shall be invalid or unenforceable, the remainder of this Agreement or any other application of such term or provision shall not be affected thereby.

         14.6 All rights conferred by this Agreement shall be binding upon, inure to the benefit of, and be enforceable against the respective successors and permitted assigns of the parties hereto.

         14.7 All notices, requests, and approvals required or permitted under this Agreement shall be deemed validly given if in writing and addressed to the party for whom intended at the address of such party set forth below, and shall be effective upon the earlier to occur of personal delivery or three (3) business days following such notice, request or approval having been deposited in the U.S. mail, postage prepaid, certified or registered, return receipt required.

         14.8 The parties agree that the terms and conditions of that certain Non-Circumvention and Non-Disclosure Agreement, dated as of July 20, 1995, and between Mansur and First Recovery, a copy of which is attached hereto as EXHIBIT G, shall be incorporated by reference herein.

         14.9 This Agreement may be executed in identical duplicate copies. The parties agree to execute at least two identical original copies of this Agreement. Each identical counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, First Recovery and SystemOne have caused their respective authorized representatives to execute this Purchase and Distribution Agreement effective as of the date first above written.

WITNESS:                                    ECOGARD, INC., INCLUDING THE FIRST
                                            RECOVERY DIVISION

____/s/__________________________           By:

_________________________________           Its:

WITNESS:                                    SYSTEMONE TECHNOLOGIES INC.

_______/s/_______________________           By:

_________________________________           Its:




Mansur Purchase and Distribution    -Page10

THE CONFIDENTIAL PORTIONS OMITTED
---------------------------------
BELOW HAVE BEEN FILED SEPARATELY
--------------------------------
WITH THE SECURITIES AND EXCHANGE
--------------------------------
COMMISSION
----------
* INDICATES PORTIONS OMITTED.



                                   EXHIBIT A

                                       to
                               AGREEMENT BETWEEN

                  FIRST RECOVERY, A DIVISION OF ECOGARD, INC.
                                      and
                          SYSTEMONE TECHNOLOGIES INC.

                          Dated as of December 1, 1997




                              I. EQUIPMENT PRICING
                              --------------------
                                   **********
                                   **********
                                   **********

                                                                       Exhibit B
                                [SystemOne Logo]
                           MANUFACTURER'S WARRANTIES


                             DEFECTS & PERFORMANCE

All SystemOne/registered trademark/ products ("Equipment") are warranted by SystemOne/registered trademark/ Technologies, a division of Mansur Industries Inc. ("Manufacturer"), to be free of defects in materials and workmanship and to perform in accordance with the Manufacturer's specifications and operating manual ("Warranty") for five (5) years commencing on the date of delivery ("Warranty Period"). During the Warranty Period, the Manufacturer will repair or replace the Equipment with like Equipment, at its option, free of charge.

                             SOLVENT SUPPLY PROGRAM

A solvent supply program ("Supply Program") is available from the Manufacturer. Under the Supply Program, the Manufacturer shall provide Lessee with a total of thirty (30) gallons of 140/degree/ solvent per Equipment unit per year. The price specified under the Lease shall be guaranteed for the first year of the Lease term and thereafter adjusted for any changes in the Manufacturer's cost of solvent. Lessee agrees to pay Manufacturer for excess usage of solvent over thirty (30) gallons per Equipment unit per year at the current solvent price. Lessee may cancel the Supply Program anytime during the Lease term upon ninety
(90) days notice to the Manufacturer provided Lessee uses only 140/degree/ solvent pursuant to the Manufacturer's operating manual and specifications.

                            ENVIRONMENTAL ASSURANCE

The Manufacturer warrants, under current interpretation of existing Federal and state regulations, that the Equipment does not generate hazardous waste provided
(i) no hazardous materials or chemicals are added to or used with the Equipment and (ii) the Equipment is operated in accordance with the Manufacturer's operating manual. The Manufacturer has implemented a formal Environmental Assurance Program to test and document the classification of Equipment residue as NON haszardous. The Manufacturer, upon request from the customer, shall provide customers with thirty (30) days of delivery (excluding customers who currently are or become classified as Conditionally Exempt Small Quantity Generators upon conversion to SystemOne/registered trademark/) with a labratory analysis and test results, free of charge, documenting the non-hazardous status of Equipment residue.


                            ------------------------

THE CONFIDENTIAL PORTIONS OMITTED
---------------------------------
BELOW HAVE BEEN FILED SEPARATELY
--------------------------------
WITH THE SECURITIES AND EXCHANGE
--------------------------------
COMMISSION
----------
* INDICATES PORTIONS OMITTED.



                                   EXHIBIT C

                                       to
                               AGREEMENT BETWEEN

                  FIRST RECOVERY, A DIVISION OF ECOGARD, INC.
                                      and
                          SYSTEMONE TECHNOLOGIES INC.

                          Dated as of December 1, 1997

                            FIRST RECOVERY TERRITORY
      (which means each county in which each below-named city is located)

                                  ************
                                  ************
                                  ************

THE CONFIDENTIAL PORTIONS OMITTED
---------------------------------
BELOW HAVE BEEN FILED SEPARATELY
--------------------------------
WITH THE SECURITIES AND EXCHANGE
--------------------------------
COMMISSION
----------
* INDICATES PORTIONS OMITTED.



                                   EXHIBIT D

                                       to
                               AGREEMENT BETWEEN

                  FIRST RECOVERY, A DIVISION OF ECOGARD, INC.
                                      and
                           SYSTEMONE TECNOLOGIES INC.

                          Dated as of December 1, 1997


                                  ************
                                  ************
                                  ************

                                                                       Exhibit E

Int. Cl.: 7
Prior U.S. Cls.: 13, 19, 21, 23, 31, 34 and 35
                                                              Reg. No. 2,024,010
UNITED STATES PATENT TRADEMARK OFFICE                   REGISTERED DEC. 17, 1996

                                   TRADEMARK
                               PRINCIPAL REGISTER

[SYSTEMONE LOGO]


MANSUR INDUSTRIES INC. (FLORIDA COR-     OTHER CONTAMINANTS, IN CLASS 7 (U.S.
 PORATION)                               CLS. 13, 19, 21, 31, 34 AND 35).
8425 S.W. 129TH TERRACE                    FIRST USE 1-15-1996; IN COMMERCE
MIAMI, FL  33156                         1-15-1996.

  FOR: MACHINES FOR WASHING INDUS-        SER. NO. 75-052,475, FILED 2-2-1996.
TRIAL PARTS WITH A CLEANING SOLUTION     TOM WELLINGTON, EXAMINING ATTOR-
IN ORDER TO REMOVE GREASE, OIL AND        NEY